Creation Date Tue Jan  5, 1999  04:28 PM                            Page    1
CMB96A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 35 Beginning Date                     12/01/1998
Due Period 35 End Date                           12/31/1998
Determination Date                               01/08/1999
Remittance Date                                  01/15/1999


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 13.4548146607

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.7848914543

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 222,526.35
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.1509406630

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,762,485.60
      B. From Current Period                                     $ 3,835,433.70
      C. Change in Amount Between Periods (Lines B - A)             $ 72,948.10

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 247,195,677.00
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.167673982757

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 13,351,581.14
      B. Available Cash Collateral Amount Percentage            5.000000001685%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 13,351,581.14
      B. For the Next Collection Period                         $ 12,359,783.85